Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:               ESG Re Limited

Alasdair Davis

Chief Executive Officer

Tel:  +353 1 6750200

e-mail: alasdair.davis@esg-world.com

OR

ESG Re Limited

Alice Russell

Investor Relations

Tel:  +353 86 819 2945

e-mail:  alice.russell@esre.ie

ESG RE LIMITED REPORTS 2002 THIRD QUARTER RESULTS

HAMILTON, BERMUDA, November 8, 2002 – ESG Re Limited (NASDAQ: ESREF) today reported its results for the quarter ended September 2002.

The Technical result was a profit of $3.4 million.  This represents a technical profit on continuing business of $3.8 million and a loss of $0.4 million on discontinued business.

Investment income amounted to $1.5 million for the quarter representing a yield of 5.0% on the average portfolio of $120 million.

Management Fee income amounted to $0.6 million.

At September 30, 2002 shareholders equity increased to $72.9 million from $71.8 million at June 30, 2002.  This represents an increase in book value per share by $0.08 to $6.12.  This results primarily from an increase in unrealized gains on the investment portfolio of $2.2 million in the quarter.

In addition to operating expenses of $6.8 million, there was a foreign exchange loss of $0.6 million.

The quarter resulted in an overall net loss of $1.4 million or $0.11 per share.

Alasdair Davis, CEO commented,  “We are assessing our cash flow and the impact of a share repurchase on cash flow and our U.S. tax status.  We expect to complete this assessment by year end”.

In addition, he stated, “We continue to correspond with the SEC over the downward adjustment to our Foreign Currency Translation account and restatement of our Financial Statements for the year ended December 31, 2001 and the quarter ended March 31, 2002 as reported in our press release of August 15, 2002.”

Comparative Results

For the three months ended September 30, 2002, we had a net loss of $1.4 million compared to a net income of $0.1 million for the third quarter of 2001.  The net loss per share for the three months ended September 30, 2002 was $0.11 compared with a net income per share of $0.01 for the third quarter 2001.  The net operating loss for the third quarter 2002, which excludes realized investment gains, was $0.15 per share.  Net operating loss for the third quarter 2001, which excludes realized investment gains and losses and loss on equity investments, was $0.01 per share.

For the nine months ended September 30, 2002, we had a net loss of $26.1 million compared to a net loss of $9.8 million for the nine months ended of 2001.  The net loss per share for the nine months ended September 30, 2002 was $2.20 compared with a net loss per share of $0.83 for the comparable period in 2001.  The net operating loss for the nine months ended 2002, which excludes realized investment losses, was $2.11 per share.  Net operating loss for the nine months ended 2001, which excludes realized investment gains and losses and loss on equity investments, was $0.61 per share.

Premiums

For the three months ended September 30, 2002, we underwrote a book of $26.3 million of gross premiums, of which $(14.1) million related to co-reinsurers and $2.3 million retroceded, thereby assuming $38.1 million for its own account.  For the comparable three-month period ended September 30, 2001, ESG underwrote $43.3 million, of which it assumed $8.9 million for its own account.

The increase in net written premiums over its comparable period in 2001, is primarily due to the impact, in the third quarter of last year, of a 50% co-reinsurance management agreement between ESG Re North America Ltd., a subsidiary of ESG, and Ace Capital Re Overseas Ltd. Entered into on November 1, 2001, with effect from January 1, 2001.

For the nine months ended September 30, 2002, we underwrote a book of $90.3 million of gross premiums, of which $(8.3) million was placed with co-reinsurers and $12.4 million retroceded, thereby assuming $86.2 million for our own account.  For the comparable nine month period ended September 30, 2001, we underwrote $122.0 million, of which we assumed $75.7 million for our own account.

Revenues

Total revenues for the three months ended September 30, 2002 were $48.3 million, consisting of net premiums earned of $45.7 million, net investment income of $1.5 million, net realized investment gains of $0.5 million and management fee revenue of $0.7 million.  For the three months ended September 30, 2001, total revenues were $29.8 million, consisting of net premiums earned of $27.2 million, net investment income of $2.5 million, realized investment gains of $0.2 million, management fee revenue of $(0.1) million.

Total revenues for the nine months ended September 30, 2002 were $111.8 million, consisting of net premiums earned of $105.6 million, net investment income of $5.5 million, net realized investment losses of $1.2 million and management fee revenue of $1.8 million.  For the nine months ended September 30, 2001, total revenues were $115.0 million, consisting of net premiums earned of $108.0 million, net investment income of $9.2 million, realized investment losses of $2.5 million, management fee revenue of $0.3 million and loss on equity investments of less than $0.1 million.

Expenses

For the three months ended September 30, 2002, ESG’s expenses were $49.6 million, consisting of $25.2 million of losses and loss expense, $17.1 million of acquisition costs, and $7.4 million of operating expenses. Total expenses for the three months ended September 30, 2001 were $29.7 million, consisting of $14.8 million of losses and loss expenses, $8.6 million of acquisition costs, and $6.4 million of operating expenses.

For the nine months ended September 30, 2002, ESG’s expenses were $137.9 million, consisting of $78.2 million of losses and loss expense, $34.6 million of acquisition costs, and $25.2 million of operating expenses.  Total expenses for the nine months ended September 30, 2001 were $124.8 million, consisting of $71.0 million of losses and loss expenses, $33.6 million of acquisition costs, and $20.2 million of operating expenses.

The increase in operating expenses for the three months and nine months ended September 30, 2002, is primarily due to unrealized foreign exchange losses incurred on the revaluation of assets and liabilities denominated in foreign currencies for reporting purposes.

During the quarter we initiated a foreign exchange hedging strategy and policy designed to minimize the impact of currency rate fluctuations on our statement of operations.

Book Value

At September 30, 2002, total assets were $427.3 million and shareholders’ equity was $72.9 million, or $6.12 per common share.  At December 31, 2001, shareholders’ equity per common share was $8.04.

Operating Ratios

ESG Reinsurance

The loss and acquisition expense ratios for the three months ended September 30, 2002 and 2001, were 94.9% and 87.8%, respectively.

The combined ratio for the three months ended September 30, 2002 was 108.1%, compared to 108.7% for the three months ended September 30, 2001.  The operating expense ratio for the third quarter 2002 was 13.2%, compared to 20.9% for the third quarter 2001.

The loss and acquisition expense ratios for the nine months ended September 30, 2002 and 2001, were 114.2% and 100.4%, respectively.

The combined ratio for the nine months ended September 30, 2002 was 135.4%, compared to 116.1% for the nine months ended September 30, 2001.  The operating expense ratio for the third quarter 2002 was 21.2%, compared to 15.7% for the nine months ended 2001.

ESG Direct

The loss and acquisition expense ratios for the three months ended September 30, 2002 and 2001, were 78.0% and 74.1% respectively.

The combined ratio for the three months ended September 30, 2002 was 110.8%, compared to 109.5% for the three months ended September 30, 2001.  The operating expenses ratio for the third quarter 2002 was 32.8%, compared to 35.4% for the third quarter 2001.

The loss and acquisition expense ratios for the nine months ended September 30, 2002 and 2001 were 68.9% and 71.5% respectively.

The combined ratio for the nine months ended September 30, 2002 was 104.5%, compared to 109.3% for the nine months ended September 30, 2001.  The operating expense ratio for the third quarter 2002 was 35.6%, compared to 37.8% for the nine months ended 2001.

Recent Developments

Resignation of Director

Anthony J. Hobson, who joined our Board of Directors in November 2001 has resigned from the Board effective November 5, 2002.  Mr. Hobson indicated that his commitments to his other business interests have grown substantially since he joined the ESG Board and he believes that he cannot commit the time to ESG which he believes that this role deserves.  We thank Mr. Hobson for his contributions over the past year.

Changes in Personnel

Margaret L. Webster, currently our Chief Administrative Officer and General Counsel, has been appointed Chief Operating Officer, General Counsel and Corporate

Secretary, effective immediately.  In addition to her current responsibilities she will manage ESG’s financial functions.

Joe Quinn, formerly our Senior Financial Officer, left ESG, effective as of November 7, 2002, to pursue other business interests.  We wish him well in this pursuit.

At the end of September, 2002, Conor Heery, who had been serving as Group Controller, left ESG to join a family-owned business outside Dublin.  Aodh O’Murchu, a Chartered Accountant of 15 years experience gained primarily in International Insurance/Reinsurance and other financial services industries, has been appointed Group Controller effective immediately.  He has been Assistant Controller for ESG for 1.5 years.

Further Information

ESG officers will respond to questions submitted in relation to these third quarter results.  Please contact Investor Relations.

ESG Re Ltd provides medical, personal accident, credit life, disability and special risks re-insurance to insurers and selected re-insurers on a worldwide basis. The company distinguishes itself from its competition by offering re-insurance products and services that help its ceding clients to manage their risks more effectively. ESG provides solutions to specific underwriting problems, actuarial support, product design and loss prevention.

ESG is building on its reinsurance expertise by developing its direct marketing business.  ESG will deliver innovative business opportunities and client focused solutions to its affinity partners using distribution methods such as direct mail, telemarketing and bancassurance.

Uncertainties related to forward looking statements:  Certain statements and information included in this Press Release constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended.  These statements express our intentions, strategies, or predictions for the future. Forward looking statements in this Press Release include, among other things, statements regarding: (1)  the assessment of the impact of a share repurchase on ESG’s cash flows and U.S. tax status, (2)ESG’s ability to hedge currency rate fluctuations in its statement of operations, (3) ESG’s ability to distinguish itself from competitors, and (4) the development of ESG’s direct marketing business.  These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of ESG to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These factors include, among other things: the economic recession, volatility in the insurance industry, inadequate loss reserves, medical cost increases, credit risks, loss of key clients, direct marketing risks, competition, competitive pricing practices, credit rating downgrade, loss of key employees, interest rate fluctuations, investment risks, foreign currency exchange risks, inflation, legislative and regulatory changes, tax exposure, litigation risks, and cyclical changes in the market.  A further discussion of factors that could affect ESG’s results is included in reports filed by ESG with the Securities and Exchange Commission, including ESG’s Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

ESG RE LIMITED

Condensed Consolidated Balance Sheets

(U.S. dollars in thousands except share and per share data)

(Unaudited)

	September 30, 2002	December 31, 2001
	(Unaudited)
ASSETS
Investments available for sale, at fair value (cost: $95,990 and $146,369)	$99,290	$144,844
Cash and cash equivalents	9,998	3,915
Other investments	7,044	6,172
Total investments and cash	116,332	154,931
Accrued investment income	1,464	2,028
Management fees receivable	650	296
Reinsurance balances receivable	181,311	190,526
Reinsurance recoverable on incurred losses	46,394	28,630
Funds retained by ceding companies	30,236	24,629
Prepaid reinsurance premiums	996	1,523
Deferred acquisition costs	39,317	40,308
Receivable for securities sold	—	2,318
Deferred tax asset	1,354	1,339
Other assets	8,339	7,277
Cash and cash equivalents held in a fiduciary capacity	879	1,724

TOTAL ASSETS	$427,272	$455,529

LIABILITIES
Unpaid losses and loss expenses	$166,763	$146,383
Unearned premiums	85,363	104,395
Acquisition costs payable	40,622	43,110
Reinsurance balances payable	50,343	51,927
Unrealized loss on forward exchange contracts	19	—
Accrued expenses, accounts payable, and other liabilities ($54 and $85 due to related parties)	10,425	12,920
Fiduciary liabilities	879	1,724
Total liabilities	354,414	360,459

SHAREHOLDERS’ EQUITY
Preference shares, 50,000,000 shares authorized; no shares issued and outstanding for 2002 and 2001	—	—
Class B common shares, 100,000,000 shares authorized; no shares issued and outstanding for 2002 and 2001	—	—
Common shares, par value $1 per share; 100,000,000 shares authorized; 11,906,605 shares issued and outstanding for 2002 and 11,831,063 shares issued and outstanding for 2001	11,907	11,831
Additional paid-in capital	208,430	208,221
Unearned compensation	(288)	(333)
Accumulated other comprehensive income:
Foreign currency translation adjustments, net of tax	(1,434)	(201)
Unrealized gains on securities, net of reclassification adjustments and tax	3,300	(1,525)
Accumulated other comprehensive income	1,866	(1,726)
Retained (deficit)	(149,057)	(122,923)
Total shareholders’ equity	72,858	95,070

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$427,272	$455,529

ESG RE LIMITED

Condensed Consolidated Statements of Operations

(U.S. dollars in thousands except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30, 2002	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2001
REVENUES
Net premiums written	$38,170	$8,898	$86,149	$75,763
Change in unearned premiums	7,492	18,334	19,463	32,260

Net premiums earned	45,662	27,232	105,612	108,023
Management fee revenue	652	(132)	1,831	288
Net investment income	1,501	2,512	5,462	9,247
Loss on equity investments	—	—	—	(29)
Net realized investment gains (losses)	459	215	(1,155)	(2,517)
	48,274	29,827	111,750	115,012
EXPENSES
Losses and loss expenses	25,178	14,762	78,177	70,985
Acquisition costs	17,076	8,561	34,552	33,564
Administrative expenses	7,383	6,407	25,155	20,225
	49,637	29,730	137,884	124,774
NET (LOSS) /INCOME BEFORE TAXES	(1,363)	97	(26,134)	(9,762)

Income tax expense	—	—	—	—

NET (LOSS) /INCOME AFTER TAXES	$(1,363)	$97	$(26,134)	$(9,762)

PER SHARE DATA
Basic net (loss)/income per share	$(0.11)	$0.01	$(2.20)	$(0.83)

Diluted net (loss)/income per share	$(0.11)	$0.01	$(2.20)	$(0.83)
Weighted average shares outstanding
Basic	11,862,241	11,787,725	11,862,241	11,786,000
Diluted	11,862,241	11,787,725	11,862,241	11,786,000
Dividends declared per share	$—	$—	$—	$—

ESG RE LIMITED

Product Mix (Gross Written Premium)

Group Split by Segment and Line of Business

The distribution of gross written premium by business segment and line of business for the three months ended September 30, 2002 was as follows:

	Total Three months ended Sept. 30, 2002	ESG Reinsurance Three months ended Sept. 30, 2002	ESG Direct Three months ended Sept. 30, 2002
Medical	76.1%	76.1%	0.0%
Personal Accident	14.6%	0.8%	13.8%
Credit	1.1%	(2.0)%	3.1%
Life	—	—	0.0%
Other	8.2%	8.2%	0.0%
Total	100.0%	83.1%	16.9%

ESG Reinsurance Segment

The distribution of gross premiums written by line of business for the three months ended September 30, 2002 and 2001 and for the year ended December 31, 2001 was as follows:

	Three months ended September 30, 2002	Three months ended September 30, 2001	Twelve months ended December 31, 2001
Medical	91.6%	99.9%	95.1%
Personal Accident	0.9%	7.1%	9.5%
Credit	(2.5)%	(0.9)%	(5.3)%
Life	n/m	(8.2)%	(1.2)%
Other	10.0%	2.1%	1.9%
Total	100.0%	100.0%	100.0%

ESG Direct Segment

The distribution of gross premiums written by line of business for the three months ended September 30, 2002 and 2001 and for the year ended December 31, 2001 was as follows:

	Three months ended September 30, 2002	Three months ended September 30, 2001	Year ended December 31, 2001
Personal Accident	81.6%	n/m	69.8%
Credit	18.4%	n/m	30.2%
Total	100.0%	n/m	100.0%

Geographic Mix (Gross Written Premium)

The distribution of gross premiums written by geographic region for the three months ended September 30, 2002 and 2001 and for the year ended December 31, 2001 was as follows:

ESG Reinsurance

	Three months ended September 30, 2002	Three months ended September 30, 2001	Year ended December 31, 2001
Western Europe	20.6%	0.5%	(11.2)%
North America	64.5%	83.7%	100.3%
Latin America	12.9%	6.2%	17.8%
Asia	0.8%	(4.3)%	0%
Other	1.2%	13.9%	(6.9)%
Total	100.0%	100.0%	100.0%

ESG Direct

	Three months ended September 30, 2002	Three months ended September 30, 2001	Year ended December 31, 2001
Western Europe	18.4%	n/m	30.2%
Asia	81.6%	n/m	69.8%
Total	100.0%	n/m	100.0%

Historic Development of the Portfolio:

Technical Result by Business Segment by Underwriting Year

The technical profit by business segment underwriting year for the financial years ended December 31, 1998 through 2001 and for the period ended September 30, 2002 are as follows;

Technical Result ($’m)

	Underwriting Year
	1997	1998	1999		2000		2001		2002
Financial Year ended	Reins	Reins	Direct	Reins	Direct	Reins	Direct	Reins	Direct	Reins	Total
1998	n/a	10.8	—	—	—	—	—	—	—	—	10.8
1999	n/a	(11.2)	0.0	(5.0)	—	—	—	—	—	—	(16.2)
2000	n/a	(18.1)	0.2	(6.6)	2.1	(6.8)	—	—	—	—	(29.2)
2001	n/a	0.3	0.1	(7.9)	0.3	3.5	4.4	2.1	—	—	2.8
2002 (year to date)	(1.1)	(9.0)	0.0	(9.0)	0.3	2.7	0.5	1.0	4.6	2.9	(7.1)
Total	(1.1)	(27.2)	0.3	(28.5)	2.7	(0.6)	4.9	3.1	4.6	2.9	(38.9)

Loss & Acquisition Ratios by Underwriting Year

The loss and acquisition cost ratios by underwriting year for the financial years ended December 31, 1998 through 2001 and for the period ended September 30, 2002 are as follows:

L&A Ratio (%)

	Underwriting Year
	1998	1999	2000	2001	2002
L&A at 31 Dec. 1998	89%	—	—	—	—
L&A at 31 Dec. 1999	102%	102%	—	—	—
L&A at 31 Dec. 2000	110%	105%	104%	—	—
L&A at 31 Dec. 2001	112%	107%	100%	76%	—
L&A at 30 Sept. 2002	117%	110%	99%	88%	67%

Loss & Acquisition Ratios by Business Segment by Underwriting Year

The loss and acquisition cost ratios by business segment by underwriting year for the financial years ended December 31, 1998 through 2001 and for the period ended September 30, 2002 are as follows;

L&A Ratio (%)

	Underwriting Year
	1998		1999		2000		2001		2002
	Direct	Reins	Direct	Reins	Direct	Reins	Direct	Reins	Direct	Reins
L&A at 31 Dec. 1998	n/a	89%	—	—	—	—	—	—	—	—
L&A at 31 Dec. 1999	n/a	102%	86%	102%	—	—	—	—	—	—
L&A at 31 Dec. 2000	n/a	110%	46%	104%	58%	107%	—	—	—	—
L&A at 31 Dec. 2001	n/a	112%	42%	107%	53%	102%	74%	92%	—	—
L&A at 30 Sept. 2002	n/a	117%	37%	110%	43%	101%	51%	96%	45%	89%

ESG RE LIMITED

Reinsurance Operating Ratios (Net Earned Premium)

The key operating ratios for the Reinsurance Segment for the three and nine months ended September 30, 2002 and 2001 are as follows;

Three months ended September 30, 2002	Medical	Personal Accident	Credit	Life	Other	Total
Loss ratio	61.1%	(71.7)%	0.6%	513.0%	104.4%	62.9%
Acquisition expense ratio	30.3%	41.3%	9.3%	17.0%	41.6%	32.0%
Loss and Acquisition Expense Ratio	91.4%	(30.4)%	9.9%	530.0%	146.0%	94.9%
Operating expense ratio						13.2%
Combined ratio						108.1%

Three months ended September 30, 2001	Medical	Personal Accident	Credit	Life	Other	Total
Loss Ratio	16.4%	182.3%	54.1%	65.8%	136.3%	60.5%
Acquisition expense Ratio	30.3%	20.0%	186.8%	(1.0)%	(95.7)%	27.3%
Loss and Acquisition Expense Ratio	46.7%	202.3%	240.9%	64.8%	40.6%	87.8%
Operating expense Ratio						20.9%
Combined Ratio						108.7%

Nine months ended September 30, 2002	Medical	Personal Accident	Credit	Life	Other	Total
Loss Ratio	71.7%	178.3%	(46.9)%	n/m	86.4%	87.6%
Acquisition expense Ratio	25.3%	29.6%	3.2%	n/m	40.7%	26.6%
Loss and Acquisition Expense Ratio	97.0%	207.9%	(43.7)%	n/m	127.1%	114.2%
Operating expense Ratio						21.2%
Combined Ratio						135.4%

Nine months ended September 30, 2001	Medical	Personal Accident	Credit	Life	Other	Total
Loss Ratio	59.3%	101.8%	151.1%	181.3%	78.4%	72.2%
Acquisition expense Ratio	31.3%	23.2%	(58.9)%	(12.3)%	(38.8)%	28.2%
Loss and Acquisition Expense Ratio	90.6%	125.0%	92.2%	169.0%	39.6%	100.4%
Operating expense Ratio						15.7%
Combined Ratio						116.1%

ESG RE LIMITED

Direct Marketing Operating Ratios (Net Earned Premium)

The key operating ratios for the Direct Marketing segment for the three and nine months ended September 30, 2002 and 2001 are as follows;

Three months ended September 30, 2002	Personal Accident	Credit	Total
Loss Ratio	5.7%	20.3%	7.7%
Acquisition expense Ratio	65.4%	101.9%	70.3%
Loss and Acquisition Expense Ratio	71.1%	122.2%	78.0%
Operating expense Ratio			32.8%
Combined Ratio			110.8%

Three months ended September 30, 2001	Personal Accident	Credit		Total
Loss Ratio	20.6%	25.5%		20.8%
Acquisition expense Ratio	58.8%	(62.2%	)	53.3%
Loss and Acquisition Expense Ratio	79.4%	(36.7%	)	74.1%
Operating expense Ratio				35.4%
Combined Ratio				109.5%

Nine months ended September 30, 2002	Personal Accident	Credit	Total
Loss Ratio	2.0%	33.2%	5.0%
Acquisition expense Ratio	64.2%	60.5%	63.9%
Loss and Acquisition Expense Ratio	66.2%	93.7%	68.9%
Operating expense Ratio			35.6%
Combined Ratio			104.5%

Nine months ended September 30, 2001	Personal Accident	Credit	Total
Loss Ratio	19.9%	27.9%	20.4%
Acquisition expense Ratio	56.1%	(19.7% )	51.1%
Loss and Acquisition Expense Ratio	76.0%	8.2%	71.5%
Operating expense Ratio			37.8%
Combined Ratio			109.3%

ESG RE LIMITED

Fixed Maturity Investment Portfolio at September 30, 2002

U.S. dollars in thousands	Fair Value	Duration (Years)	Market Yield	Average Credit Rating
Corporate securities	$33,166	3.6	4.7%	AA
U.S. treasury securities and obligations of U.S. government corporations and agencies	24,420	2.1	2.5%	AAA
Mortgage & Asset backed securities	25,768	2.4	6.0%	AAA
Obligations of states and political subdivisions	10,023	1.9	5.0%	AAA
Foreign currency debt securities	5,913	1.8	3.4%	AAA
Total	$99,280	2.4	4.3%